                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K
                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): February 6, 2001


                       HISPANIC TELEVISION NETWORK, INC.
              (Exact Name of Registrant as Specified in Charter)


              Delaware                             000-23105                  75-2504551
    (State or Other Jurisdiction                  (Commission                (IRS Employer
          of Incorporation)                       File Number)             Identification No.)

   6125 Airport Freeway, Suite 200                                                  76117
          Fort Worth, Texas                                                        (Zip Code)
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (817) 222-1234

Item 5.   Other Events.

Material Event

On February 6, 2001, Marco Camacho was terminated from the position of President and Chief Executive Officer and from the Board of Directors of Hispanic Television Network, Inc. (Nasdaq symbol: HTVN) (the "Registrant"). James A. Ryffel, current Chairman of the Board has assumed the position of Interim Chief Executive Officer of the Company.

In addition, on February 7, 2001, the company announced the addition of J. Michael Stewart to the Board of Directors replacing former board member David Hayden. On February 9, 2001, Bob J. Bryant resigned from the board of directors of Hispanic Television Network, Inc. The Company's current board members are:
James A. Ryffel, Douglas K. Miller, Hector Saldana and J. Michael Stewart.

Cautionary Language Concerning Forward-Looking Statements Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in HTVN's filings with the Securities and Exchange Commission. HTVN disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  HISPANIC TELEVISION NETWORK, INC.


Date: February 9, 2001            By: /s/ James A. Ryffel
                                     ------------------------------
                                     Chief Executive Officer